Exhibit 10.65
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of April 30, 2009 by NATIONAL CONSUMER COOPERATIVE BANK, doing business as NCB (the “Grantor”), in favor of SUNTRUST BANK, as Collateral Agent (the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below).
W I T N E S S E T H:
     WHEREAS, the Grantor, SunTrust Bank, in its capacity as Administrative Agent (the “Administrative Agent”) for the lenders parties thereto (the “Lenders”), and the Lenders entered into that certain Credit Agreement dated as of May 1, 2006 (as amended and in effect on the date hereof and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to extend certain financial accommodations to the Grantor pursuant to the terms and conditions set forth in the Credit Agreement;
     WHEREAS, the Borrower and certain investors are party to that certain Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 (as amended and in effect on the date hereof and as may be further amended, restated, modified or supplemented from time to time, the “Senior Note Agreement”), pursuant to which the Borrower issued its (a) 5.62% Senior Notes due December 28, 2009 in the original principal amount of $55,000,000 and (b) 5.60% Senior Notes due December 15, 2010 in the original principal amount of $50,000,000 (as amended and in effect on the date hereof and as may be further amended, restated, modified or supplemented from time to time, collectively, the “Senior Notes”; and each holder from time to time of a Senior Note referred to individually as “Noteholder” and collectively as the “Noteholders”);
     WHEREAS, the Collateral Agent, the Administrative Agent, the Issuing Bank (as defined in the Credit Agreement), the Lenders, each Lender and each affiliate of a Lender that has or may enter into a Swap Contract (as defined in the Credit Agreement) with the Grantor or any of its subsidiaries, and the Noteholders (collectively, the “Secured Creditors”), have required that the Guarantor enter into this Guaranty to guarantee the Obligations (defined below);
     WHEREAS, the Grantor desires to execute this Agreement to satisfy the conditions described above.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     (a) The following terms, when used in this Agreement, shall have the following meanings:

     “Business Day” shall have the meaning given such term in the Credit Agreement.
     “Collateral” shall mean, collectively, all of the Grantor’s right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:
(i)	all Accounts;

(ii)	all Chattel Paper (whether tangible or electronic);

(iii)	all Contracts;

(iv)	all Contract Rights;

(v)	all Deposit Accounts (but, for the avoidance of doubt, excluding the Excluded Accounts);

(vi)	all Documents;

(vii)	all Equipment;

(viii)	all Fixtures;

(ix)	all General Intangibles;

(x)	all Instruments;

(xi)	all Inventory;

(xii)	all Investment Property (but, for the avoidance of doubt, excluding the Excluded Accounts and any funds, Investment Property or Financial Assets deposited to or credited to or maintained in such Excluded Accounts);

(xiii)	all Software;

(xiv)	all Commercial Tort Claims disclosed in writing to the Collateral Agent;

(xv)	all money, cash or cash equivalents (but, for the avoidance of doubt, excluding any money, cash or cash equivalents deposited to, credited to or maintained in an Excluded Account);

(xvi)	all Supporting Obligations and Letter-of-Credit Rights;

(xvii)	all other Goods and personal property, whether tangible or intangible and whether or not delivered, including, without limitation, such other goods and property (A) the sale or lease of which gives or purports to give rise to any Account or other Collateral or (B) securing any Account or other Collateral;

(xviii)	all substitutes and replacements for, accessories, attachment, and other additions to, any of the above and all products or masses into which any Goods are physically united such that their identity is lost;

(xix)	all books and records pertaining to any of the Collateral or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, including, without limitation, all correspondence, files (including credit files), Software, computer programs, printouts, tapes, discs and other computer materials and records;

(xx)	all policies and certificates of insurance relating to any of the foregoing, now owned or hereafter acquired, evidencing or pertaining to any and all items of Collateral; and

(xxi)	all products and Proceeds of all or any of the Collateral described above (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, Instruments, Chattel Paper, security agreements and other documents.
     Notwithstanding the foregoing, “Collateral” shall not include (i) any Supporting Obligations or Letter-of-Credit Rights to the extent that the Grantor is required by applicable law to apply the proceeds of a drawing under such supporting obligation or letter of credit for a specified purpose, (ii) the Grantor’s right, title or interest in any license, contract or agreement to which the Grantor is a party to the extent, but only to the extent, that the grant of a security interest therein or the exercise of remedies in respect thereof would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, such license, contract or agreement to which the Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the State of New York from time to time, any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all such rights, title and interests as if such provision had never been in effect, (iii) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the assignment of or creation of a security interest therein; provided, that immediately upon the repeal, lapse or other ineffectiveness of such law or regulation, the collateral shall include, and the Grantor shall be deemed to have granted, a security interest in, all such rights or property as if such law or regulation had never been in effect or (iv) any Capital Stock in any Person organized or formed in a jurisdiction outside of the United States that is owned or otherwise held by the Grantor that, when aggregated with all Capital Stock in such Person pledged by the Grantor, would result in more than 65% of the Capital Stock in such Person entitled to vote (on a fully diluted basis) being pledged in favor of the Collateral Agent pursuant to this Agreement or any other Loan Document.
     “Collateral Agency Agreement” means that certain Intercreditor and Collateral Agency Agreement dated as of the date hereof among the Administrative Agent, the Collateral Agent, the Noteholders, the Grantor and NCB Financial Corporation.
     “Contract Rights” means, as to any person or entity, all of such person’s or entity’s then owned or existing and future acquired or arising rights under Contracts not yet fully performed and not evidenced by an Instrument or Chattel Paper, to the extent that the same may lawfully be assigned.
     “Copyrights” shall mean, as to any person or entity, all of the following now owned or hereafter acquired by such person or entity or in which the Grantor now has or hereafter acquires any rights: (a) all copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
     “Excluded Accounts” shall mean both Investment Accounts and Deposit Accounts that constitute (a) clearing accounts, (b) accounts where the Grantor is acting as the servicer or as the custodian or in a fiduciary capacity (including, without limitation, as the escrow agent), (c) lockbox accounts containing funds, Investment Property or Financial Assets deposited to, credited to or maintained in such lockbox accounts for the benefit of a Person other than the Grantor, (d) payroll accounts, (e) accounts containing funds, Investment Property or Financial Assets deposited to, credited to or maintained for the benefit of a Person other than the Grantor, (f) accounts containing funds, Investment Property or Financial Assets deposited to, credited to or maintained in such accounts from the proceeds of debt issued in connection with the Temporary Liquidity Guarantee Program established by the FDIC, and (g) accounts maintained on the books and records of the Grantor held for the benefit of a Person other than the Grantor.
     “Event of Default” shall mean an Event of Default as defined in either the Credit Agreement or the Senior Note Agreement.
     “Intellectual Property” shall mean, as to any person or entity, all of the following now owned or hereafter acquired by such person or entity or in which such person or entity has or acquires any rights: (a) all Patents, Copyrights and Trademarks; and (b) licenses to use any of the items described in the preceding clause (a).
     “Investment Accounts” shall mean any and all securities accounts, brokerage accounts and commodities accounts.

     “Lien” shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the UCC.
     “Loan Documents” shall have the meaning given to that term in the Credit Agreement.
     “Obligations” shall mean (a) Obligations, as defined in the Credit Agreement and (b) Obligations, as defined in the Senior Note Agreement.
     “Patents” shall mean, as to any person or entity, all of the following now owned or hereafter acquired by such person or entity or in which such person or entity has or acquires any rights: (a) all letters patent of the United States or any other country, all issuances and recordings thereof, and all applications for letters patent of the United States or any other country, including issued patents, recordings and applications for letters patent in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.
     “Permitted Liens” shall mean Liens permitted by both the Credit Agreement and the Senior Note Agreement.
     “Secured Obligations” shall mean (a) the due and punctual payment, performance and observance by the Grantor of all Obligations; (b) all reasonable sums advanced by, or on behalf of, Collateral Agent and Secured Creditors in connection with or relating to this Agreement or the Collateral including, without limitation, any and all sums advanced to preserve the Collateral, or to perfect Collateral Agent’s Lien in the Collateral; (c) in the event of any proceeding to enforce the satisfaction of the Obligations, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Collateral Agent of its rights, together with reasonable attorneys’ fees, expenses and court costs; and (d) all reasonable costs incurred by Collateral Agent to obtain, perfect, preserve and enforce the Liens and Security Interests granted by this Agreement, to collect the Secured Obligations and to maintain and preserve the Collateral, with such costs including, without limitation, reasonable expenditures made by Collateral Agent for attorneys’ fees and other reasonable legal expenses and expenses of collection, possession and sale of the Collateral, together with interest on such costs at the rate set forth in clause (ii) of the definition of “Post-Default Rate” set forth in the Credit Agreement on all such amounts.
     “Security Interests” shall mean the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 2 as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.
     “Trademarks” shall mean, as to any person or entity, all of the following now owned or hereafter acquired by such person or entity or in which such person or entity has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear and designs (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.
     “Transaction Documents” shall have the meaning given such term in the Senior Note Agreement.
     “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     “United States” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.
     (b) The following terms shall have the meanings given such terms in the UCC: Account, Account Debtor, Chattel Paper, Commercial Tort Claim, Contract, Deposit Account, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Software, and Supporting Obligations.
     SECTION 2. The Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Secured Obligations, the Grantor hereby pledges, assigns, hypothecates, sets over and conveys unto the Collateral Agent for the benefit of the Secured Creditors, and hereby grants to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of the Grantor in, to and under all of the Collateral (and all rights therein) of the Grantor whether now existing or hereafter from time to time acquired.
          (b) The Security Interests of the Collateral Agent under this Agreement extend to all Collateral which the Grantor may acquire at any time during the continuation of this Agreement.
     SECTION 3. Representations and Warranties. The Grantor represents and warrants to the Collateral Agent for the benefit of the Secured Creditors, as follows:
          (a) The Security Interests shall constitute a valid, perfected security interest in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC (i) upon in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the filing of a UCC financing statement naming the Grantor as

“debtor”, the Collateral Agent as “secured party” and describing the Collateral as “all assets of the debtor” or words of similar effect, (ii) in the case of Collateral in which a security interest may be perfected by control, to the extent that the actions set forth in Section 4(e) and (g) hereof have been taken, and (iii) upon, to the extent not subject to Article 9 of the UCC, recordation or other appropriate filings of the Security Interests in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including, but not limited to, the United States Copyright Office and the United States Patent and Trademark Office. The Security Interests constitute or will constitute, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein superior and prior to the rights of all other persons therein (other than rights pursuant to Permitted Liens) and subject to no other Liens (other than Permitted Liens) and are entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.
          (b) The Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title to all of its Collateral, free and clear of any Liens other than Permitted Liens.
          (c) Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. Except for Equipment or Inventory in the possession of a bailee or warehouseman for which the Grantor has provided notice, no material item of the Collateral is in the possession of a person or entity asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby.
          (d) All Inventory and Equipment is insured, in all material respects, in accordance with the requirements set forth herein.
          (e) The Grantor (i) is a corporation chartered by an Act of Congress of the United States, duly organized, validly existing and in good standing, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and, (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a material adverse effect.
          (f) This Agreement has been duly executed and delivered by the Grantor and constitutes the valid and legally binding obligation of the Grantor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

          (g) All federal and all material foreign, state and local tax returns and other material reports required by applicable law to be filed by the Grantor have been filed, or extensions have been obtained, and all material taxes, assessments and other governmental charges imposed upon the Grantor or any property of the Grantor (including, without limitation, all federal income and social security taxes on employee’s wages and all sales taxes) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or as otherwise permitted under the Credit Agreement.
          (h) Schedule I attached hereto correctly sets forth as of the date hereof; (i) the Grantor’s jurisdiction of organization, organizational identification number, correct legal name as indicated on the public record of the Grantor’s jurisdiction of organization; (ii) all names and tradenames that the Grantor has used within the last five years; (iii) the address of the Grantor’s chief executive office, the locations where books or records relating to the Collateral are maintained, and other locations in which tangible assets in a material amount of the Grantor is located.
          (i) (i) All Accounts granted as Collateral hereunder represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Grantor’s business and are not evidenced, as of the date hereof, by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto which could reasonably be expected to have a material adverse effect; and (iii) the Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which could reasonably be expected to have a material adverse effect, except as may be otherwise disclosed to the Collateral Agent.
          (j) With respect to any Inventory granted as Collateral hereunder, (i) no Inventory is now, or shall at any time or times hereafter be stored at any location other than a location set forth on Schedule I, unless the Grantor has provided to the Collateral Agent 30 days prior written notice of such additional location and (ii) the Grantor has good and merchantable title to its Inventory and such Inventory is not subject to any Lien except for Permitted Liens.
          (k) As of the date hereof, the Grantor has no interest in, or title to, any registration or pending application for any Patent or patent application, registered Trademark or Copyright, except set forth on Schedule II. This Agreement is effective to create a valid and continuing Lien in favor of the Collateral Agent in the Grantor’s Patents, Trademarks and Copyrights located in the United States and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantor.
          (l) No authorization, approval or other action by, and no notice to or filing with any governmental authority under any applicable law or regulation (including, without limitation, any applicable banking regulation) is required for either (i) the pledge or grant by the Grantor of the Security Interests purported to be created in favor of the Collateral Agent for the benefit of the Secured Creditors hereunder, or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral, except for the filings and actions contemplated hereunder and as may be required in connection with the disposition of any Collateral.
          (m) The execution, delivery and performance of this Agreement by the Grantor (i) does not violate any indenture, mortgage, or any other agreement to which the Grantor is a party or by which any of its properties or assets may be bound, (ii) complies with all organizational documents of the Grantor and (iii) does not violate any restriction on such transfer or encumbrance of the Collateral.
          (n) There are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to the Grantor or, to the best of the Grantor’s knowledge, threatened against or affecting the Grantor which in any manner draws into question the validity or enforceability of this Agreement.
     SECTION 4. Further Assurances; Covenants.
          (a) General.
     (i) Except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all documents, certificates and information reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests of the Collateral Agent in the Collateral, the Grantor will not, (i) change the Grantor’s legal name, (ii) change its organizational structure to such extent that any financing statement filed in connection with this Agreement would become misleading, (iii) change its organizational number or (iv) change its jurisdiction of organization.
     (ii) The Grantor hereby authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect, in such jurisdictions as the Collateral Agent may deem reasonably necessary or desirable in order to perfect the security interests granted by the Grantor under this Agreement and enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral. The Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be reasonably necessary, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. The Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral.

     (iii) The Grantor shall not permit its tangible assets, including without limitation, the Grantor’s Inventory and Equipment, with a fair market value in excess of $50,000 for any individual tangible asset or $500,000 in the aggregate for all the Grantor’s tangible assets (“Material Tangible Assets”) to be in the possession of any other person or entity unless (x) the Grantor so notifies the Collateral Agent in writing (such notice to be in form and substance reasonably satisfactory to the Collateral Agent and shall include, without limitation, the address where such Material Tangible Assets are located, the name of such other person or entity, and the value of such Material Tangible Assets) and (y) if requested by the Collateral Agent, the Grantor shall use commercially reasonable efforts to obtain the agreement of such person or entity, which shall be in form and substance reasonably satisfactory to the Collateral Agent and which shall include such person or entity’s agreement that (A) (1) such person or entity holds possession of such Material Tangible Assets, for the Collateral Agent’s benefit, subject to the Collateral Agent’s instructions, and (2) such person or entity does not have a Lien in such Material Tangible Assets, other than a Permitted Lien, (B) such person or entity agrees not to hold such Inventory, Equipment or other tangible assets on behalf of any other person or entity and (C) upon request by the Collateral Agent, such person or entity agrees to issue and deliver to the Collateral Agent, warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Collateral Agent’s name and in form and substance acceptable to the Collateral Agent.
     (iv) The Grantor shall not (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral except as otherwise permitted under the Credit Agreement and the Senior Note Agreement; or (B) create, incur or suffer to exist any Lien with respect to its Collateral, except for the Permitted Liens.
     (v) The Grantor will promptly upon request, provide to the Collateral Agent all information and evidence the Collateral Agent may reasonably request concerning the Collateral of the Grantor, to enable the Collateral Agent to enforce the provisions of this Agreement.
     (vi) The Grantor shall not file any amendment to, or termination of, a financing statement naming the Grantor as debtor and the Collateral Agent as secured party, or any correction statement with respect thereto.
     (vii) Upon the request of the Collateral Agent, the Grantor shall, within thirty (30) days after such request, take all steps reasonably necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
     (viii) The Grantor shall (i) keep its material Collateral in good order and repair, ordinary wear and tear excepted, and will not use the same in violation of material law or any policy of insurance thereon, and (ii) promptly pay when due all taxes, assessments, governmental charges and levies upon its Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement; provided that such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings.
     (ix) Except for the Security Interest and Permitted Liens, the Grantor shall at all times be the sole owner of each material item of Collateral.
     (x) The Grantor shall defend its title, and use commercially reasonable efforts to defend its interest in and to, and the Security Interest in, the Collateral against the claims and demands of all persons or entities.
          (b) Accounts, Etc.
     (i) The Grantor shall use all reasonable efforts consistent with past business practice to cause to be collected from the Account Debtors, as and when due, any and all amounts owing under or on account of each Account granted as Collateral hereunder, the costs and expenses of which shall be borne by the Grantor or by such Account Debtor, as applicable.
     (ii) The Grantor shall perform and comply in all material respects with all of its material obligations in respect of Accounts, Instruments and General Intangibles.
          (c) Equipment, Etc. After the occurrence and during the continuation of an Event of Default, upon the request of the Collateral Agent, the Grantor shall, within forty-five (45) days after such request, deliver to the Collateral Agent any and all certificates of title, and applications therefor, if any, of such Equipment and shall cause the Collateral Agent to be named as lienholder on any such certificate of title and applications.
          (d) Patents, Trademarks, Etc. Upon the request of the Collateral Agent, the Grantor shall promptly provide the Collateral Agent with a list of all its material Intellectual Property owned or used by the Grantor and execute and deliver, and take any other action as the Collateral Agent may reasonably request, to insure the perfection of the Collateral Agent’s Security Interests in such Intellectual Property.
          (e) Deposit Accounts, Letters of Credit, Chattel Paper and Instruments.
     (i) Upon the request of the Collateral Agent, the Grantor shall, within thirty (30) days after such request, in the case of Deposit Accounts or Investment Accounts, now maintained or hereafter opened, in each case other than the Excluded Accounts and other than accounts that (x) individually have an average daily balance less than $50,000 and (y) in the aggregate, together with all other accounts, have an average daily balance of less than $500,000, now maintained, or hereafter opened, use commercially reasonable efforts to deliver to the Collateral Agent control agreements, in form and substance reasonably satisfactory to the Collateral Agent in its sole discretion, executed by such Grantor, the bank at which the Deposit Account or Investment Account is located and the Collateral Agent.
     (ii) Upon the request of the Collateral Agent, the Grantor shall, within thirty (30) days after such request, use commercially reasonable efforts to cause each issuer of a letter of credit for which the Grantor is the beneficiary to consent to the assignment of the proceeds of such letter of credit to the Collateral Agent, such assignment to be in form and substance reasonably satisfactory to the Collateral Agent.
     (iii) Upon the request of the Collateral Agent, the Grantor shall, within thirty (30) days after such request, endorse, assign and deliver Collateral consisting of Instruments and tangible Chattel Paper, in each case with an aggregate value in excess of $500,000, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may reasonably specify.
     (iv) The Grantor, at any time and from time to time, will use commercially reasonable efforts to take such steps as the Collateral Agent may reasonably request from time to time for the Collateral Agent to obtain “control” of any Investment Property with an aggregate value in excess of $500,000, with any agreements establishing control to be in form and substance reasonably satisfactory to the Collateral Agent.
          (f) Commercial Tort Claims. If the Grantor shall at any time acquire a Commercial Tort Claim with a claim of damages that could reasonably be expected to be in excess of $500,000, the Grantor shall promptly notify the Collateral Agent thereof in writing, providing a reasonable description and summary thereof, and, if necessary, shall execute a supplement to this Agreement granting a security interest in such Commercial Tort Claim to the Collateral Agent.
          (g) Investment Property. Upon the Collateral Agent’s request, the Grantor shall endorse, assign and deliver any Collateral consisting of certificated securities to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may reasonably specify. If any Collateral consists of uncertificated securities, upon the request of the Collateral Agent the Grantor shall, within thirty (30) days after such request and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) cause the issuer of such uncertificated securities to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of the Grantor, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, upon the Collateral Agent’s request, execute and deliver, and use commercially reasonable efforts to cause such securities intermediary or such commodity intermediary to execute and deliver, such agreements, documents and/or instruments as the Collateral Agent may reasonably request in order to grant the Collateral Agent “control” under the UCC over such Investment Property.
          (h) Inspection. The Guarantor will permit the Collateral Agent to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Grantor’s expense), inspections and audits of any books, records and papers of the Grantor and to make extracts therefrom and copies thereof, to make inspections and examinations of any properties and facilities of the Grantor, or to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, on reasonable notice, at all such reasonable times and as often as the Collateral Agent may reasonably require, in order to assure that the Grantor is and will be in compliance with its obligations under this Agreement.
     SECTION 5. Insurance, Reporting and Recordkeeping. The Grantor covenants and agrees with the Collateral Agent that from and after the date of this Agreement and until the termination of this Agreement pursuant to Section 12:
          (a) Insurance. The Grantor shall, at its own expense, maintain insurance with respect to all of its properties in accordance with Section 6.8 of the Credit Agreement, and will cause, within 30 days after the date hereof, the Collateral Agent to be named as lenders loss payee or additional insured, as applicable, with respect to each general liability and property insurance policy.
          (b) Maintenance of Records Generally. The Grantor shall keep and maintain at such its own cost and expense records of its Collateral, complete in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Upon the request of the Collateral Agent, the Grantor will promptly mark all of its Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of SunTrust Bank, as Collateral Agent” or words of similar effect. For the Collateral Agent’s further security, the Grantor agrees that upon the occurrence and during the continuation of any Event of Default, the Grantor shall deliver and turn over full and complete copies of any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent.
          (c) Further Identification of Collateral. If so requested by the Collateral Agent, the Grantor shall furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          SECTION 6. General Authority. The Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, with full power of substitution, in the name of the Grantor, the Collateral Agent or otherwise, for the sole use and benefit of the Collateral

Agent on its behalf and on behalf of the Secured Creditors, but at the Grantor’s expense, to exercise, at any time all or any of the following powers:
     (i) to endorse any checks or other instruments or orders in connection therewith,
     (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,
     (iii) to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or appropriate to accomplish the purposes of this Agreement;
     (iv) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,
     (v) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and
     (vi) to extend the time of payment with reference to the Collateral and to make any allowance and other adjustments with reference to the Collateral.
provided, however, that the powers described in clauses (i) through (vi) above may be exercised by the Collateral Agent only if an Event of Default has occurred and is continuing. The appointment as attorney-in-fact under this Section 6 is irrevocable and coupled with an interest.
     SECTION 7. Remedies Upon an Event of Default.
          (a) If any Event of Default has occurred and is continuing, the Collateral Agent may, without further notice to the Grantor, exercise all rights and remedies under this Agreement or that are available to a secured creditor upon default under the UCC, or that are otherwise available at law or in equity, at any time, in any order and in any combination, including collecting any and all Secured Obligations from the Grantor, and, in addition, the Collateral Agent or its designee may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Collateral Agent shall give the Grantor not less than ten (10) days prior written notice of the time and place of any sale or other intended disposition of Collateral, except of any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which case the Collateral Agent shall give notice of such sale as early as possible. The Grantor agrees that any such notice shall be deemed reasonable within the meaning of the UCC.
          (b) The Collateral Agent or any Secured Creditor may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Grantor agrees to execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely free from any claim or right of any kind. To the extent permitted by applicable law, the Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantor shall remain liable for any deficiency.
          (c) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may (i) require the Grantor to, and the Grantor agrees that it will, at its expense, and upon the Collateral Agent’s request, forthwith assemble all or any part of its Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent’s opinion, reasonably convenient to the Collateral Agent and the Grantor, whether at the premises of the Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Collateral Agent, seize and remove such Collateral from such premises, (iii) have access to and use the Grantor’s books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by the Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Trademark, trade name, Copyright, Patent or technical process used by the Grantor.

          (d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:
     (i) Upon the Collateral Agent’s request, the Grantor will promptly notify each Account Debtor in respect of any Account or Instrument of the Grantor that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent. Notwithstanding the foregoing, the Grantor herby authorizes the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to directly contact and notify the Account Debtors or obligors under any Accounts, of the assignment of such Collateral to the Collateral Agent, and to direct such Account Debtor or obligor to make payment of all amounts due or to become due thereunder directly to the Collateral Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. Once any such notice has been given to any Account Debtor or other person or entity obligated on the Collateral, the Grantor shall not give any contrary instructions to such Account Debtor or other person or entity without the Collateral Agent’s prior written consent. If, notwithstanding the giving of any notice, any Account Debtor or other person or entity shall make payments to the Grantor, the Grantor shall hold all such payments it receives in trust for the Collateral Agent, for the account of the Secured Creditors and shall immediately upon receipt deliver the same to the Collateral Agent.
     (ii) The Collateral Agent may establish or cause to be established one or more lockboxes or other arrangements for the deposit of proceeds of Accounts, and in such case, upon notice from the Collateral Agent that such lockboxes have been established, the Grantor shall cause to be forwarded to the Collateral Agent, on a daily basis, all checks and other items of payment and deposit slips related thereto deposited in such lockboxes.
     (iii) The Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantor in, to and under any licenses of Intellectual Property for which the Grantor is licensor or sublicensor and take or refrain from taking any action under any thereof, and the Grantor hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Collateral Agent’s gross negligence, bad faith or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.
     (iv) Upon request by the Collateral Agent, the Grantor agrees to execute and deliver to the Collateral Agent powers of attorney, in form and substance satisfactory reasonably to the Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property owned or used by the Grantor. In the event of any such disposition pursuant to this Section, the Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Collateral Agent.
          (e) In furtherance of the exercise by the Collateral Agent of the rights and remedies granted to it hereunder, the Grantor agrees that, upon request of the Collateral Agent and at the expense of the Grantor, it will use its commercially reasonable efforts to obtain all third party and governmental approvals reasonably necessary for or incidental to the exercise of remedies by Collateral Agent with respect to the Collateral or any part thereof.
          (f) The Collateral Agent, on behalf of the Secured Creditors, and, by accepting the benefits of this Agreement, the Secured Creditors, expressly acknowledge and agree that this Agreement may be enforced only by the action of the Collateral Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement.
     SECTION 8. Limitation on the Collateral Agent’s Duty in Respect of Collateral.
          (a) Beyond reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
          (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of the Grantor in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent shall not be liable or responsible for any loss or damage to any of the Grantor’s Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.
          (c) The Collateral Agent or any Secured Creditor shall not be required to marshal any present or future Collateral for, or other assurance of payment of, the Secured Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of the rights of the Collateral Agent hereunder and the Collateral Agent or any other Secured Creditor in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefit of all such laws.
     SECTION 9. Application of Proceeds. All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof, together with all other moneys received by the Collateral Agent hereunder (including all monies received in respect of post-petition interest) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of the Grantor, or the application of any Collateral to the payment thereof or any distribution of Collateral upon the liquidation or dissolution of the Grantor, or the winding up of the assets or business of the Grantor shall be applied in the manner set forth in the Collateral Agency Agreement. It is understood and agreed that the Grantor shall remain liable to the Secured Creditors to the extent of any deficiency between (i) the amount of the proceeds of the Collateral received by the Collateral Agent hereunder and (ii) the aggregate amount of the Secured Obligations.
     SECTION 10. Indemnity; Expenses.
          (a) The Grantor shall indemnify the Collateral Agent and each other Secured Creditor and each officer, director, employee, agents, advisors and Affiliates of the Collateral Agent and each other Secured Creditor (each, an “Indemnitee”) against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by any Indemnitee, or asserted against any Indemnitee by the Grantor or any third person or entity, arising out of, in connection with or as a result of (i) the execution or delivery of any this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any actual or alleged presence or release of hazardous materials on or from any property owned by the Grantor or any Subsidiary or any Environmental Liability (as defined in the Credit Agreement) related in any way to the Grantor or any Subsidiary, (iii) any violation by the Grantor or any Subsidiary of any applicable Environmental Law (as defined in the Credit Agreement), (iv) the breach of any environmental representation or warranty contained in the Credit Agreement or any other Loan Document or the Senior Note Agreement or any Transaction Document, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by the Grantor or any third person or entity and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan

Document, if the Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (b) Without limiting the application of subsection (a) above, the Grantor agrees to pay or reimburse the Collateral Agent upon demand for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Security Interest in the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
     SECTION 11. Security Interest Absolute.
          All rights of the Collateral Agent, the Security Interests, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:
          (a) the bankruptcy, insolvency or reorganization of the Grantor or its subsidiaries;
          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the documents, agreements and instruments executed in connection therewith including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Grantor or any of its subsidiaries or otherwise;
          (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Secured Obligations or any other assets of the Grantor or any of its subsidiaries;
          (e) any change, restructuring or termination of the structure or existence of the Grantor or any of its subsidiaries; or
          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party.

     SECTION 12. Termination of Security Interests; Release of Collateral.
          (a) Upon the repayment in full of all Secured Obligations in cash (other than contingent obligations for which no claim has been made), termination of all commitments of the Secured Creditors under the documents, agreements and instruments executed in connection therewith and the cash collateralization by the Grantor of any obligations with respect to outstanding letters of credit in accordance with the terms of the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantor.
          (b) In the event that any part of the Collateral is sold, dissolved or otherwise disposed of as permitted by the terms of the Credit Agreement and the Senior Note Agreement and the proceeds of any such sale, disposition, dissolution or other release are applied strictly in accordance with the terms of the Credit Agreement, the Senior Note Agreement and the Collateral Agency Agreement, to the extent required to be so applied, such Collateral will be sold, disposed of, released or dissolved free and clear of the obligations and/or the Security Interests created by this Agreement without the delivery of any instrument or performance of any act by any party and all rights to such Collateral shall revert back to the Grantor, and the Collateral Agent, at the request and expense of the Grantor, will take such actions as set forth in subsection (c) below following such release.
          (c) Upon any such termination of the Security Interests, the release of such Collateral or the dissolution of the Grantor, the Collateral Agent will, at the expense of the Grantor, deliver to the Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request, but without recourse or warranty to the Collateral Agent.
          (d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent believes in good faith to be in accordance with) this Section 12.
     SECTION 13. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     SECTION 14. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given in accordance with Section 14 of the Collateral Agency Agreement.

     SECTION 15. No Waiver; Remedies Cumulative. Each and every right granted to the Collateral Agent and the Secured Creditors hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Collateral Agent or any Secured Creditor to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Grantor may have against the Collateral Agent or any Secured Creditor and without regard to any other obligation of any nature whatsoever which the Collateral Agent or any Secured Creditor may have to the Grantor, and no such counterclaim or offset shall be asserted by the Grantor in any action, suit or proceeding instituted by the Collateral Agent or any Secured Creditor for payment or performance of the Grantor’s indebtedness, liabilities or obligations under the this Agreement.
     SECTION 16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Grantor and its successors and to the benefit of the Collateral Agent and the Secured Creditors and their respective successors and assigns. The rights and obligations of the Grantor under this Agreement shall not be assigned or delegated without the prior written consent of the Collateral Agent and each of the Secured Creditors, and any purported assignment or delegation without such consent shall be void.
     SECTION 17. Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Grantor and by the Collateral Agent on behalf of the Secured Creditors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 18. Governing Law; Waiver of Jury Trial.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK

STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. THE GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST THE GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (b) OF THIS SECTION AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. THE GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) THE GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14 OF THE COLLATERAL AGENCY AGREEMENT. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
          (e) THE GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
     SECTION 19. Severability. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Grantor with any of them shall not excuse non-compliance by the Grantor with any other. The Grantor shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.
     SECTION 20. Counterparts. This Agreement may be signed in any number of counterparts (including by telecopy) with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 21. Headings Descriptive; Interpretation. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. As used herein, the words “include,” “includes” and “including” are not limiting shall be deemed to be followed by the phrase “without limitation.”
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

THE GRANTOR: NATIONAL CONSUMER COOPERATIVE BANK
By:
Name:
Title:

COLLATERAL AGENT: SUNTRUST BANK, as Collateral Agent
By:
Name:
Title:

SCHEDULE I

Legal Name:	National Consumer Cooperative Bank

Jurisdiction of Organization:	Federal

Organizational Number:	N/A

Tradenames used within last 5 years:	National Cooperative Bank

Chief Executive Office:	601 Pennsylvania Avenue, N.W.
North Building, Suite 750
Washington, D.C. 20004

Location of Books and Records, Tangible Collateral:	601 Pennsylvania Avenue, N.W.
North Building, Suite 750
Washington, D.C. 20004

2011 Crystal Drive, Suite 800
Arlington, VA 22202

139 South High Street
Hillsboro, OH 45133

SCHEDULE II
Registered Copyrights
     NCB co-op market index (TX0003290708)
Patents
None.
Registered Trademarks

			Serial Number
	Registration	Registration	(Listed for Non-
Mark	Date	Number	Registered Marks)
CO-OP 100 (Class 16)	Nov. 6, 2001	2,504,182

CO-OP 100 (Class 42)	Nov. 6, 2001	2,504,183

Cooperative Living	May 4, 2004	2,837,883

National Cooperative Bank	July 2, 2002	2,587,906

NCB	Oct. 10, 2006	3,154,143

NCB & Design			78/866006 currently suspended

NCB & Design	February 3, 1987	1,427,773

NCB Cash Management			77/194428 currently suspended

NCB CO-OP 100 (Class 16)	Mar. 2, 1999	2,227,709

NCB CO-OP 100 (Class 42)	Mar. 2, 1999	2,227,710

NCB Financial Group	May 27, 2008	3,437,982

NCB Financial Corporaiton	November 7, 2005		78/748682

NCB Treasury 24/7			77/189679 currently suspended

NCB VirtualVault			77/189759 currently suspended

Wave Design	Dec. 25, 2007	3,360,901

The items above are owned by Grantor. Grantor may have security and other interests in patents, patent applications and registered trademarks and copyrights owned by its customers, as such interests arise in the ordinary course of Grantor’s business.